UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2019

BioCryst Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23186	62-1413174
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4505 Emperor Blvd., Suite 200
Durham, North Carolina 27703

(Address of Principal Executive Offices)

(919) 859-1302

(Registrant’s telephone number, including area code)

________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BCRX	Nasdaq global select market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2019, BioCryst Pharmaceuticals, Inc. (the “Company”) and Thomas R. Staab, II, the Company’s Senior Vice President and Chief Financial Officer, as well as the Company’s principal accounting officer, mutually agreed that Mr. Staab will step down from the Company effective February 29, 2020 for personal reasons. Mr. Staab will continue in his role through February 2020, when the Company expects to release its year-end 2019 financial results, and then will serve as an advisor to the Company through the middle of 2020 pursuant to the Consulting Agreement described below in order to facilitate a smooth transition to his successor. Mr. Staab’s resignation from the Company is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with his departure, Mr. Staab and the Company entered into a Separation Agreement dated November 7, 2019 (the “Separation Agreement”) providing for severance pay in the amount of $647,750.21, which amount will be paid in installments to be completed no later than March 15, 2021. In addition, the Separation Agreement provides that the Company will reimburse Mr. Staab for COBRA premiums that Mr. Staab actually pays to continue his coverage under the Company’s group health/dental plan for up to 18 months following his effective termination date.

In addition, on November 7, 2019, Mr. Staab and the Company entered into a Consulting Agreement, which will be effective as of February 29, 2020, providing that Mr. Staab will serve as a consultant to the Company for a period of up to four months following his departure to assist with the transition and with certain ongoing matters as requested by the Company from time to time. For his service to the Company as a consultant, Mr. Staab will receive a consulting fee of $5,000 per month and an hourly rate of $295 per hour for services in excess of 17 hours per month.

The Company will engage in a search for a new Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2019	BioCryst Pharmaceuticals, Inc.

By:	/s/ Alane Barnes
Alane Barnes
Senior Vice President and Chief Legal Officer